UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) August 18, 2016

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Investment Agreement to Expand Manufacturing Into China

On August 18, 2016 the Company issued a press release announcing that Photronics Singapore Pte., Ltd., a wholly owned subsidiary of Photronics, Inc., signed an investment agreement with The Administrative Committee of Xiamen Torch Hi-Tech Industrial Development Zone, a national-level hi-tech zone in China, to establish a manufacturing facility in Xiamen, China. Under the terms of the agreement over the next 5 years, the Company, through its subsidiary will invest $160 million to build and operate a facility to engage in research and development, manufacture and sale of integrated circuit photomasks, and in return, Xiamen Torch will provide investment incentives and support. The facility will focus on high-end logic products but will be able to serve the wide range of nodes and technologies produced in China. Construction is planned to begin in 2017 and production should start in late 2018. Financing for the project will be a mix of transferred capital and cash, with the option of local financing.

A copy of the press release is attached to this 8-K and furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

Exhibits

(d) Exhibits
99.1	Press Release dated August 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE: August 24, 2016	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.